As filed with the Securities and Exchange Commission on June 3, 1998
                                                        Registration No. 333-
=============================================================================
                         SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549
                               ___________________

                                    FORM S-8
                              REGISTRATION STATEMENT
                          Under the Securities Act of 1933
                                 ________________

                             VICORP RESTAURANTS, INC.
                 (Exact name of registrant as specified in its charter)

Colorado                               1330                   	84-0511072
(State or other jurisdiction of   (Primary Standard          (I.R.S. Employer
incorporation or organization)	   Industrial Classification  Identification No.)
                                   Code Number)

                                  400 West 48th Avenue
                                Denver, Colorado  80216
                                    (303) 296-2121
    (Address, including zip code, of registrant's principal executive offices)

           STOCK OPTION AGREEMENT BETWEEN VICORP RESTAURANTS, INC., AND
                                  J. MICHAEL JENKINS
                               (Full title of the Plan)
                                  __________________

                                Stanley  Ereckson, Jr.
                               VICORP Restaurants, Inc.
                                 400 West 48th Avenue
                               Denver, Colorado  80216
                                    (303) 296-2121

                  (Name, address, including zip code, and telephone number,
                         including area code,of agent for service)
                                     _____________
                                        Copy to:
                                 Leslie A. Nichols, Esq.
                                 Sherman & Howard L.L.C.
                            3000 First Interstate Tower North
                                 633 Seventeenth Street
                                 Denver, Colorado  80202
                                     (303) 297-2900

                             CALCULATION OF REGISTRATION FEE

==========================================================================================
                                        Proposed Maximum   Proposed Maximum   Amount of
Title of Securities     Amount to be    Offering Price     Aggregate          Registration
to be Registered        Registered      Per Share<F1>      Offering Price     Fee<F1>
------------------------------------------------------------------------------------------
Common Stock, par       100,000 Shares   $13.00            $1,300,000         $384.00
value $0.05 per share
==========================================================================================

<F1>Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the option exercise price.
==============================================================================

                                  PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    	Information required by Item 1 of this Form is included in documents sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	       Incorporation of Documents by Reference.

     The following documents filed by VICORP Restaurants, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

      	1. The Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 1997.

      	2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 1997.

      	3. The description of the Company's Common Stock contained in the registration statement filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 4.       	Description of Securities.

     All of the securities being registered are registered under Section 12 of the Exchange Act.

Item 5.        	Interest of Named Experts and Counsel.

    	Not applicable.

Item 6.        	Indemnification of Directors and Officers.

     Section 7-109-103 of the Colorado Business Corporation Act (the "Act") provides, that a corporation organized under Colorado law shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal
(a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation.

     Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged laible on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     The Company's bylaws provide for indemnification of directors, officers, employees, fiduciaries and agents of the Company, to the full extent permitted under Colorado law.

     Section 7-108-402 of the Act provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403, or
(iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Company's articles of incorporation so eliminate Director's liability.

Item 7.	       Exemption from Registration Claimed.

     Not applicable.

Item 8.       	Exhibits.

     See Exhibit Index and Exhibits at the end of this Registration Statement.

Item 9.	       Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or procceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

 	   Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on
June 2, 1998.

                                                   VICORP RESTAURANTS, INC.


                                               by: /s/ Charles R. Frederickson
                                                   ---------------------------

                                                   Charles R. Frederickson
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer



                                 POWER OF ATTORNEY

    	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles R. Frederickson and Stanley Ereckson, Jr., and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                       Date
---------                            -----                       ----

/s/ Charles R. Frederickson    Chairman of the Board,         June 2, 1998
---------------------------
Charles R. Frederickson        President and Chief
                               Executive Officer
                               (Principal Executive Officer)


/s/ Richard E. Sabourin       	Executive Vice President/     June 2, 1998
-----------------------
Richard E. Sabourin           	Chief Financial Officer
                               (Principal Financial Officer and
                               Principal Accounting Officer)


/s/ Carole Lewis Anderson      Director                       June 2, 1998
-------------------------
Carole Lewis Anderson

/s/ Bruce B. Brundage         	Director                      May 25, 1998
---------------------
Bruce B. Brundage

/s/ John C. Hoyt              	Director                      May 22, 1998
----------------
John C. Hoyt

                              	Director                      ______, 1998
-------------------
Robert T. Marto

/s/ Dudley C. Mecum           	Director                      May 25, 1998
-------------------
Dudley C. Mecum

/s/ Dennis B. Robertson       	Director                      May 24, 1998
-----------------------
Dennis B. Robertson

/s/ Hunter Yager              	Director                      May 23, 1998
----------------
Hunter Yager

/s/ Arthur Zankel             	Director                      June 2, 1998
-----------------
Arthur Zankel


                               EXHIBITS

Exhibit No.
-----------

*4(a) Articles of Incorporation, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
               October 29, 1989)

*4(b) By-Laws (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended October 29, 1989)

*4(c)          Specimen Stock Certificate (incorporated by reference to the
               Company's Annual Report on Form 10-K for the year ended October
               30, 1988)

5              Opinion of Stanley Ereckson, Jr.

23(a)          Consent of Independent Public Accountants

23(b)          Consent of Stanley Ereckson, Jr. (included in Exhibit 5)

---------------------------------
* Incorporated by reference to document(s) described in parentheses.

                                            										Exhibit 5



                                    June 3, 1998


VICORP Restaurants, Inc.
400 West 48th Avenue
Denver, Colorado 80216

      	Attn: Charles R. Frederickson, Chairman of the Board, President and Chief
             Executive Officer

Dear Mr. Frederickson:

I have acted as Counsel for VICORP Restaurants, Inc. (the "Company") in connection with the preparation, execution and filing of a Registration Statement under the Securities Act of 1933 on Form S-8 relating to the registration of 100,000 shares of VICORP Restaurants, Inc. Common Stock, $.05 par value ("Common Stock"), which may be purchased upon exercise of options pursuant to the Stock Option Agreement between VICORP Restaurants, Inc. and
J. Michael Jenkins (the "Plan").

In connection with the opinion expressed below, I have made such factual inquiries and have examined or caused to be examined such questions of law as I have considered necessary or appropriate for the purpose of such opinion. On the basis of such inquiries or examinations, it is my opinion that any newly issued shares of Common Stock issued pursuant to the exercise of options under the Plan, when paid for as contemplated by the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.


                                              Very truly yours,

                                              /s/ Stanley Ereckson, Jr.
                                              Stanley Ereckson, Jr.
                                              Sr. Vice President/
                                              General Counsel



                                                            Exhibit 23(a)


                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 19, 1997 included in the Form 10-K report of VICORP Restaurants, Inc. for the year ended October 31, 1997 and to all references to our Firm included in this registration statement.

                                           /s/ Arthur Anderson LLP

                                           ARTHUR ANDERSON LLP

Denver, Colorado,
June 3, 1998.